                             NOTE PURCHASE AGREEMENT


                                      Among


                               NOVA HOLDINGS, INC.


                    WELSH, CARSON, ANDERSON & STOWE VII, L.P.


                                       and


                    the other several purchasers named herein




                            Dated as of June 4, 1997

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
I.       PURCHASE AND SALE OF NOTES, CLOSING DATES..............................................................  1

                  SECTION 1.01  Sale and Purchase of Notes
                    and Common Stock..............................................................................1
                  SECTION 1.02  Closing Dates...................................................................  1

II.      REPRESENTATIONS AND WARRANTIES OF THE CORPORATION......................................................  2

                  SECTION 2.01  Organization and Corporate Power................................................  2
                  SECTION 2.02  Authorization of Agreements, Etc................................................  2
                  SECTION 2.03  Validity........................................................................  3
                  SECTION 2.04  Governmental Approvals..........................................................  3
                  SECTION 2.05  Absence of Changes and Defaults.................................................  3
                  SECTION 2.06  Use of Proceeds.................................................................  3

III.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.......................................................  3

IV.      CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS........................................................  4

                  SECTION 4.01  Notice of Closing Date..........................................................  4
                  SECTION 4.02  Representations and Warranties
                    to Be True and Correct......................................................................  4
                  SECTION 4.03  Initial Closing Date............................................................  4
                  SECTION 4.04  Performance.....................................................................  5

V.       MISCELLANEOUS..........................................................................................  5

                  SECTION 5.01  Expenses, Etc...................................................................  5
                  SECTION 5.02  Amendment to Registration Rights
                    Agreement...................................................................................  5
                  SECTION 5.03  Survival of Agreements..........................................................  5
                  SECTION 5.04  Parties in Interest.............................................................  5
                  SECTION 5.05  Notices.........................................................................  6
                  SECTION 5.06  Counterparts....................................................................  6
                  SECTION 5.07  Governing Law...................................................................  6

TESTIMONIUM  .....................................................................................................7


                          INDEX TO EXHIBIT AND SCHEDULE


  Item            Description            Section Reference
  ----            -----------            -----------------
EXHIBIT A         Form of Note                1.01(a)

Schedule I        Names and Addresses
                   of Purchasers


                  NOTE PURCHASE AGREEMENT, dated as of June 4, 1997, between NOVA HOLDINGS, INC., a Delaware corporation (the "Corporation"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), and the other several purchasers named on Schedule I hereto (collectively, the "Purchasers").

                  WHEREAS the Corporation wishes to be able to issue and sell, and the Purchasers are willing to purchase, up to $10,000,000 aggregate principal amount of the Company's 10% Senior Subordinated Notes Due June 1, 2004 (collectively, the "Notes"), all on the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                       I.

                    PURCHASE AND SALE OF NOTES, CLOSING DATES

                  SECTION 1.01 Sale and Purchase of Notes and Common Stock.

                  Subject to the terms and conditions hereinafter set forth, from time to time on or prior to August 31, 1997 (the "Termination Date") each Purchaser severally agrees to purchase, on request by the Corporation as hereinafter provided, Notes not exceeding in the aggregate the principal amount of Notes set forth opposite such Purchaser's name on Schedule I hereto. The Notes shall be substantially in the form of Exhibit A hereto. The purchase price payable for Notes shall in each case be 99.96% of their principal amount. Concurrently with each purchase of Notes pursuant hereto, the Corporation shall issue to each Purchaser one share of the Corporation's Common Stock, par value $0.01 per share ("Common Stock"), for each $25 principal amount of Notes purchased by such Purchaser at a price of $.01 per share. On each Closing Date (as hereinafter defined), the Corporation shall sell and deliver to each Purchaser the Note, dated the applicable Closing Date, and the shares of Common Stock which are to be purchased by such Purchaser on such Closing Date, and as payment in full against delivery thereof, such Purchaser shall, subject to the satisfaction of the conditions set forth in Article IV, pay to the Corporation, by wire transfer of immediately available funds to an account designated by the Corporation, the purchase price payable for such Note and Common Stock.

                  SECTION 1.02 Closing Dates. The Corporation shall give written notice to the Purchasers of each requested purchase hereunder (each such purchase to be for not less than $1,000,000 in aggregate principal amount of Notes) not less than 5 business days prior to the Closing Date therefor (which shall not be later than August 31, 1997), specifying the respective amounts to be purchased by each of them, such amounts to be proportionate to the respective aggregate principal amounts of Notes set forth opposite their respective names on Schedule I hereto. The closing of each sale and purchase hereunder shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, N.Y. 10111 at 2 p.m., New York time, on the specified date in the Corporation's notice, or at such other date and time as may be mutually agreed upon between the Purchaser and the Corporation (each such date and time of the closing being herein called a "Closing Date").


                                       II.

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

                  The Corporation represents and warrants to the Purchasers as follows:

                  SECTION 2.01 Organization and Corporate Power. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Corporation has the corporate power and authority to own and hold its properties, to carry on its business as currently conducted and to execute, deliver and perform this Agreement and the Notes and to issue the shares of Common Stock to be issued pursuant hereto.

                  SECTION 2.02 Authorization of Agreements, Etc. The execution and delivery by the Corporation of this Agreement and the Notes and the issuance of the Common Stock and the performance by the Corporation of its respective obligations hereunder and thereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Corporation, or any provision of any indenture, agreement (including, without limitation the Loan and Security Agreement dated as of June 4, 1997 (the "Loan Agreement") among the Corporation, its subsidiaries, NationsBank of Tennessee, NA (individually and as Agent) and First Tennessee Bank National Association) or other instrument to which the Corporation or any subsidiary, or any of the properties or assets of the Corporation or any subsidiary is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Corporation or any subsidiary.

                 SECTION 2.03 Validity. This Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general principles of equity. The Notes, when executed and delivered by the Corporation against payment therefor as provided in this Agreement, will constitute legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general principles of equity. The shares of Common Stock, when issued and delivered by the Corporation against payment therefor as provided in this Agreement will be validly issued, fully paid and nonassessable.

                  SECTION 2.04 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement and the Note or the sale of the Note.

                  SECTION 2.05 Absence of Changes and Defaults. No material adverse change in the business, results of operations of financial condition of the Corporation and its subsidiaries, taken as a whole, has occurred since the date of this Agreement, and no event of default or event which (with the giving of notice or lapse of time or both) would become an event of default under the Loan Agreement has occurred and is continuing.

                  SECTION 2.06 Use of Proceeds. The Corporation will use the proceeds from the sale of the Notes to finance a portion of the cost of acquiring Horizon Health Systems, Inc., a Tennessee corporation, and for general corporate purposes.


                                      III.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each Purchaser represents and warrants to the Corporation that such Purchaser will acquire the Notes and Common Stock to be purchased by it from the Corporation hereunder for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Purchaser further represents that it understands that (i) the

Notes and Common Stock have not been registered under the Securities Act of 1933 (the "Securities Act") by reason of their issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Notes and Common Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Notes and Common Stock will bear a legend to such effect, and (iv) the Corporation will make a notation on its transfer books to such effect. Each Purchaser further represents and warrants that it has requested, received and reviewed all information which it deems relevant in making a decision to purchase the Notes and Common Stock being purchased by it hereunder. Each Purchaser represents and warrants that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933.


                                    IV.

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

                  The obligations of the Purchasers to purchase and pay for the Notes and Common Stock to be purchased by them hereunder on any Closing Date are, at their option, subject to the satisfaction, on or before such Closing Date, of the following conditions:

                  SECTION 4.01 Notice of Closing Date. The Corporation shall have given notice of such Closing Date in conformity with Section 1.02.

                  SECTION 4.02 Representations and Warranties to Be True and Correct. The representations and warranties contained in Article II hereof shall be true and correct on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                  SECTION 4.03 Initial Closing Date. In the case of the first Closing Date:

                  (a) The Corporation shall have completed, or concurrently with the initial purchase hereunder shall complete, the acquisition of all of the shares of Horizon Health Systems, Inc.

                  (b) The Corporation and all other parties thereto shall have executed and delivered the Loan Agreement.

                  (c) All other parties shall have executed and delivered the Intercreditor Agreement dated as of June 4, 1997 among the Corporation, its subsidiaries, NationsBank of Tennessee,

N.A., First Tennessee Bank National Association and the other parties thereto, including the Purchasers.

                  (d) All corporate and other proceedings to be taken by the Corporation and all consents needed to be obtained by the Corporation in connection with the transactions contemplated hereby, including any consent of the lenders under the Loan Agreement, shall have been taken or obtained by the Corporation and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel.

                  SECTION 4.04 Performance. The Corporation shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at such Closing Date.


                                       V.

                                  MISCELLANEOUS

                  SECTION 5.01 Expenses, Etc. Each party hereto will pay its own expenses in connection with the transactions contemplated by this Agreement, whether or not such transactions shall be consummated, except that the Corporation shall pay the fees and disbursements of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel for the Purchasers.

                  SECTION 5.02 Amendment to Registration Rights Agreement. The Registration Rights Agreement dated as of May 31, 1996 between the Corporation and the other parties thereto is hereby amended to confirm that the Common Stock to be acquired by the Purchasers pursuant hereto shall constitute "Restricted Stock" for purposes of that Agreement.

                  SECTION 5.03 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and each issuance, sale and delivery of the Notes and Common Stock pursuant hereto.

                  SECTION 5.04 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  SECTION 5.05 Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by the addressee to the addressor:

                    if to the Corporation, to it at 1620 Century Center Parkway, Suite 109, Memphis, Tennessee, 38134, Facsimile No. 1-800-827-8987, Attention: Chief Financial Officer; or

                  if to any Purchaser, to it at the address or facsimile number for such Purchaser appearing on Schedule I hereto;

or, in any case, at such other address or addresses or facsimile number as shall have been furnished in writing by such party to the other party hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

                  SECTION 5.06 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 5.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                         NOVA HOLDINGS, INC.



                         By   /s/ Andrew M. Paul
                           ---------------------------------------------

                               Title: Assistant Secretary

                         WELSH, CARSON, ANDERSON & STOWE VII, L.P.
                         By WCAS VII Partners, L.P.,
                            General Partner



                          By /s/ Laura VanBuren
                            --------------------------------------------
                               General Partner


                         WCAS HEALTHCARE PARTNERS, L.P.
                         By WCAS HP Partners,
                            General Partner



                          By               *
                            --------------------------------------------



                                           *
                            --------------------------------------------
                                    Patrick J. Welsh



                                           *
                            --------------------------------------------
                                    Russell L. Carson



                                           *
                            --------------------------------------------
                                    Bruce K. Anderson



                                   /s/ Andrew M. Paul
                            --------------------------------------------
                                     Andrew M. Paul



                                           *
                            --------------------------------------------
                                   Thomas E. McInerney

                                           *
                            --------------------------------------------
                                    James B. Hoover



                                           *
                            --------------------------------------------
                                  Robert A. Minicucci



                                           *
                            --------------------------------------------
                                   Anthony J. de Nicola



                                           *
                            ---------------------------------------------
                                    Paul B. Queally



                              *By /s/ Laura VanBuren
                                 ----------------------------------------
                                           Attorney-in-fact


                               /s/ Laura VanBuren
                            --------------------------------------------
                                      Laura VanBuren


                         DE CHARTER TRUST CO., as Trustee f/b/o
                           the IRA/Rollover of Richard H. Stowe


                              /s/
                            --------------------------------------------

                                                               EXHIBIT A
                                                               ---------




            THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID")
            AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE
             CODE OF 1986, AS AMENDED.  THE FOLLOWING INFORMATION IS
           PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS
                  SET FORTH IN TREASURY REGULATION 1.1275-3.

              THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND
            THE YIELD TO MATURITY OF THIS DEBT INSTRUMENT PER QUARTER
                MAY BE OBTAINED UPON REQUEST FROM THE COMPANY'S
               CHIEF FINANCIAL OFFICER AT THE OFFICE REFERRED TO
                  IN SECTION 11(a) (TELEPHONE 901-385-6813).

           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
            1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST THEREIN, MAY BE
            OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED
              OF UNLESS EITHER (I) THERE IS AN EFFECTIVE REGISTRATION
          STATEMENT UNDER SAID ACT AND LAWS RELATING THERETO OR (II) THE
              COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY
             SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, STATING
                     THAT SUCH REGISTRATION IS NOT REQUIRED.

          PURSUANT TO THE TERMS OF THAT CERTAIN INTERCREDITOR AGREEMENT
                    DATED AS OF JUNE 4, 1997, AS AMENDED,
               BETWEEN SUBORDINATED LENDERS AND SENIOR LENDERS
              (EACH AS DEFINED IN THE INTERCREDITOR AGREEMENT),
                 THE PAYMENT OF THIS NOTE IS SUBORDINATE TO
             THE PAYMENT OF CLAIMS ON THE PART OF SENIOR LENDERS
               AGAINST NOVA HOLDINGS, INC. AND ITS SUBSIDIARIES
           TO THE EXTENT SET FORTH IN SUCH INTERCREDITOR AGREEMENT.

                            NOVA HOLDINGS, INC.

                       10% Senior Subordinated Note
                             Due June 1, 2004


Registered                                                  New York, New York
R-00__                                                     _____________, 1997
$_________________

            NOVA HOLDINGS, INC., a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to [Name], or its registered assigns, the principal sum of _____DOLLARS ($ __________) on June 1, 2004, and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid stated principal sum hereof (as increased pursuant to Section 2) at the rate of 10% per annum, payable quarterly in arrears on the first day of

March, June, September and December of each year (each said day being an "Interest Payment Date"), commencing on September 1, 1997, until the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise, and thereafter at the rate of 12% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest until paid. To the extent and in the manner provided in Section 2, accrued interest hereon may be capitalized and added to the unpaid principal amount hereof on certain Interest Payment Dates.

     All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts, and shall be made at the offices of the person deemed the holder hereof in accordance with
Section 5 below.

     For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday under the laws of the State of New York.

     1. Notes. This Note is one of a duly authorized issue of Notes (herein called the "Notes") made or to be made by the Company in the original aggregate principal amount of $10,000,000, maturing on June 1, 2004 (subject to increase as provided in Section 2) and bearing interest payable at the same rate and on the same dates as the interest on the principal amount of this Note.

     2. Capitalization of Interest. The amount of interest otherwise due and payable hereon on each of September 1, 1997, December 1, 1997, March 1, 1998 and June 1, 1998 shall be capitalized and added to the unpaid principal sum of this Note on the date it would otherwise be so payable. The amount of interest otherwise payable hereon on each of September 1, 1998, December 1, 1998, March 1, 1999, and June 1, 1999 may, in each case at the option of the Company by notice to the holder given on or prior to the applicable Interest Payment Date (but with the consent of the holder if an Event of Default, as defined in Section 13, shall have occurred and be continuing), be capitalized and added to the unpaid principal sum of this Note on the date it would otherwise be so payable. All amounts so capitalized shall (unless the principal hereof shall have become overdue, by acceleration or otherwise, in which event the overdue rate shall apply) bear interest at the rate of 10% per annum, payable quarterly in arrears on each ensuing Interest Payment Date as provided above, except on any Interest Payment Date on which such interest is again capitalized as herein provided. Not more than five Business Days after each Interest Payment Date on which unpaid interest hereon shall be capitalized as provided herein, the Company shall deliver to the holder of this Note a certificate executed by its chief financial officer setting forth the amount of interest so capitalized and the date on which such interest was added to the principal sum hereof and copies thereof shall be maintained in the register maintained pursuant to paragraph (a) of Section 11.

      3. Transfer, Etc. of Notes. The Company shall keep at its office or agency maintained as provided in paragraph (a) of Section 11 a register in which the Company shall provide for the registration of Notes and for the registration of transfer and exchange of Notes. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Company maintained as provided in paragraph (a) of Section 11, and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal sum as the then unpaid principal sum of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder; provided, however, that if such Notes are to be registered in a name other than that of the registered holder, the new registered holder shall execute and become a party to the Intercreditor Agreement referred to in Section 17 if such Agreement is still in effect. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. In connection therewith, the Company shall make a notation on the new Notes of the amount of any interest added to the principal thereof pursuant to Section 2. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

     4. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from the holder hereof reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

     5. Persons Deemed Owners; Holders. The Company may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. With respect to any Note at any time outstanding, the term "holder", as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

    6.   Prepayments.   Subject to the provisions of the Intercreditor
Agreement:

         (a) Optional Prepayment. Upon notice given as provided in Section 7 the Company may, at its option, prepay all or any portion of the Notes, at the principal amount thereof so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment.

         (b)  Mandatory Prepayment.

         (i) Public Offering. If at any time while any of the Notes shall be outstanding, the Company shall consummate a public offering of equity securities of the Company pursuant to an effective registration statement filed under the Securities Act of 1933, then the Company shall use the net proceeds of such offering to prepay the principal amount of the Notes (to the extent thereof), plus interest accrued thereon through the date of prepayment.

         (ii) Sale of the Company. If at any time while any of the Notes shall be outstanding, (x) the Company shall merge or consolidate with or into any other entity (other than a merger or consolidation in which (A) at least 50% of the voting capital stock of the Company (or the surviving or resulting entity, if other than the Company) outstanding immediately after the effective date of such merger is owned of record or beneficially by persons who owned voting capital stock of the Company immediately prior to such merger or consolidation and in substantially the same proportions in which such stock was held immediately prior to such merger or consolidation, and (B) no Event of Default shall have occurred as a result of the consummation thereof), or (y) the Company shall sell, lease or otherwise dispose of all or substantially all of its assets and properties as an entirety in a single transaction or in a series of related transactions to an unaffiliated third party purchaser, or (z) a majority of the outstanding capital stock of the Company shall be acquired by an unaffiliated third party in a single transaction or series of related transactions (any transaction described in clauses
     (x), (y) or (z) above being referred to herein as a "Sale of the Company"), then the Company shall take such action as may be necessary, as a condition precedent to consummating such Sale of the Company, to obtain all necessary waivers and consent (including the prepayments constituting "Permitted Payments" under the Intercreditor Agreement as defined in Section 17) and to provide funds sufficient to prepay, and shall prepay, 100% of the principal amount of the Notes, plus interest accrued thereon through the date of prepayment.

              (iii) Prepayment to Avoid High-Yield OID. On any Interest Payment Date on or after June 1, 2002, the Company shall pay an amount of accrued original issue discount on any Note as shall be necessary to ensure that such Note shall not be considered an "applicable high yield discount obligation" within the meaning of
          Section 163(i) of the Internal Revenue Code of 1986, as amended, or any successor provision. The amount of principal payable on such Note shall be reduced by the amount of any accrued original issue discount that is paid under this Section 6(b).

     7. Notice of Prepayment and Other Notices. The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to Section 6 not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to any holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Company on the date of mailing such notice of prepayment or other notice. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the principal amount thereof so called for prepayment together with interest accrued thereon to the date fixed for such prepayment. Notwithstanding the foregoing, any notice of prepayment pursuant to Section 6(b)(i) or (ii) may specify that the obligation to make such prepayment is conditional upon the closing of the transaction requiring such prepayment, in which event no prepayment shall be required unless and until such transaction is consummated.

     8. Allocation of Prepayment. In the event of any prepayment, purchase, redemption or retirement of less than all of the outstanding Notes, the Company will allocate the principal amount so to be prepaid, purchased, redeemed or retired to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

     9. Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall (unless the provisions of the last sentence of Section 7 become applicable) cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose, the Company shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein for overdue principal.

          10. Surrender of Notes; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Company (subject to the provisions of the second sentence of Section 3) to execute and deliver at the expense of the Company (except for taxes or governmental charges imposed in connection therewith), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

          11. Covenants. The Company covenants and agrees that, so long as any Note shall be outstanding:

          (a) Maintenance of Office. The Company will maintain an office or agency in such place in the United States of America as the Company may designate in writing to the registered holder hereof, where the Notes may be presented for registration of transfer and exchange as herein provided, where notices and demands to or upon the Company in respect of the Notes may be served and where, at the option of the holders thereof, the Notes may be presented for payment. Until the Company otherwise notifies the holders of Notes, said office shall be the principal office of the Company at 1620 Century Center Parkway, Suite 109, Memphis, Tennessee, 38134.

          (b) Payment of Taxes. The Company will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all lawful taxes and assessments imposed upon the Company or any subsidiary or upon the income and profits of the Company or any subsidiary, or upon any property, real, personal or mixed, belonging to the Company or any subsidiary, or upon any part thereof by the United States or any State thereof, as well as all lawful claims for labor, materials and supplies, which, if unpaid, would become a lien or charge upon such property or any part thereof, provided, however, that neither the Company nor any subsidiary shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (i) the Company or a subsidiary shall be contesting the validity thereof in good faith or (ii) the Company shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment, charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof.

          (c) Corporate Existence. The Company will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of each of its subsidiaries; provided, however, that nothing in this paragraph (c) shall prevent the abandonment or termination of any rights or franchises of the Company, or the liquidation or dissolution of, or a sale, transfer or disposition (whether through merger, consolidation, sale or otherwise) of all or any substantial part of the property and assets of, any subsidiary or the abandonment or termination of the corporate existence, rights and franchises of any subsidiary if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of the Company, in the best interests of the Company and is not disadvantageous in any material respect to the holders of the Notes.

          (d) Maintenance of Property. The Company will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Company and its subsidiaries used in the conduct of the business of the Company and its subsidiaries, and will from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this paragraph (d) shall require (i) the making of any repair or renewal or (ii) the continuance of the operation and maintenance of any property or (iii) the retention of any assets if such action (or inaction) is, in the good faith business judgment of the Company, in the best interests of the Company (and the best interests of any subsidiary concerned or affected thereby) and is not disadvantageous in any material respect to the holders of the Notes.

          (e) Insurance. The Company will, and will cause each of its subsidiaries to, (i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including, without limitation, liability insurance) in such amounts as are available at reasonable expense and to the extent believed necessary in the good faith business judgment of the Company.

          (f) Keeping of Books. The Company will at all times keep, and cause each of its subsidiaries to keep, proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles.

          (g) Notice of Default. If any one or more events which constitute, or which with notice or lapse or time or both would constitute, an Event of Default under Section 13 of this Note shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company shall, immediately after it becomes aware that any such event has occurred or that such demand has been made or that any such action has been taken, give notice to all holders of the Notes, specifying the nature of such event or of such demand or action, as the case may be; provided, however, that if such event, in the good faith judgment of the Company, will be cured within ten days after the Company has knowledge that such event would, with or without notice or lapse of time or both, constitute such an Event of Default, no such notice need be given if such Event of Default shall be cured within such ten-day period.

          (h) Merger or Consolidation. If the Company shall effect a merger or consolidation in which it is not the surviving entity and such transaction is not a Sale of the Company under the provisions of Section 6(b)(ii) of this Note requiring mandatory prepayment of the Notes, then the Company shall take such action as may be necessary, as a condition to consummating such transaction, to cause the surviving entity to assume all of the Company's obligations under the Notes, as if such entity had been the original issuer thereof, and such entity shall acknowledge in writing its obligation to fully and timely honor the Company's obligations under the Notes.

     12. Modification by Holders; Waiver. The Company may, subject to the provisions of the Intercreditor Agreement (as defined in Section 17), with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Company thereunder, and the observance by the Company of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding; provided, however, that no such modification or waiver shall:

          (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon without the consent of the holder of each Note so affected; or

          (b)  give any Note any preference over any other Note; or

          (c) reduce the percentage of Notes, the consent of the holders of which is required for any such modification; or

          (d) amend the provisions of Section 17 hereof without the consent of the holders of Senior Debt (as therein defined).

          Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a Copy of such modification or waiver to all the holders of the Notes at the time outstanding.

          (13). Events of Default. If any one or more of the following events, herein called Events of Default shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Company or any subsidiary, be voluntary or involuntary, result from compliance with the Intercreditor Agreement (as hereinafter defined) or come about or be effected by operation of law or pursuant to or in compliance with any judgement, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority, and such Event of Default shall be continuing:

          (a) the Company shall not pay any principal of any Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

          (b) the Company shall not pay any installment of interest on any Note on any Interest Payment Date (unless capitalized pursuant to Section 2), or shall not pay any interest when due in connection with any prepayment or repayment of principal of any Note, and such non-payment shall continue for a period of 10 Business Days; or

          (c) the Company shall fail to duly perform or observe any other covenant, condition or agreement to be observed or performed by it pursuant to the terms hereof and such failure shall continue for 30 days after written notice thereof, specifying such failure and requesting that the same be remedied, shall have been given to the Company by the holder or holders of at least 25% of the principal amount of the Notes then outstanding (the Company to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the failure referred to therein); or

          (d) any representation or warranty made by the Company in the Note Purchase Agreement dated June 4, 1997 pursuant to which the Notes are issued (taken singly or together with other representations and warranties made by the Company therein) shall prove to have been false or incorrect on the date on or as of which made in any respect material to the transactions contemplated by such Agreement; or

          (e) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any subsidiary or for any substantial part of any of their property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (f) the commencement by the Company or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any subsidiary or for any substantial part of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Company or any subsidiary generally to pay its debts as such debts become due; or

          (g) default as defined in any instrument evidencing or under which the Company or any subsidiary has outstanding at the time any indebtedness for money borrowed in excess of $100,000 in aggregate principal amount shall occur and as a result thereof the maturity of any such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would other-wise have become due and payable and such acceleration shall not have been rescinded or annulled within 30 days; or

          (h) final judgment for the payment of money in excess of $100,000 shall be rendered against the Company or a subsidiary and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;

then, the holder or holders of a least 25% in aggregate principal amount of the Notes at the time outstanding may, subject to the provisions of the Intercreditor Agreement (as defined in Section 17) at its or their option, by notice to the Company, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law.

    At any time after any declaration of acceleration as to all of the Notes has been made as provided in this Section 13, the holders of at least 66 2/3% in principal amount of the Notes then outstanding may, by notice to the Company, rescind such declaration and its consequences, if (i) the Company has paid all overdue installments of interest on the Notes and all principal that has become due otherwise than by such declaration of acceleration and (ii) all other defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph; provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

          14. Suits for Enforcement. In case any one or more of the Events of Default specified in Section 13 of this Note shall occur and be continuing, the holder of this Note may, subject to the provisions of the Intercreditor Agreement (as defined in Section 17) proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

          In case of any default under any Note, the Company will pay to the holder thereof such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

          (15) Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      16. Remedies Not Waived. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

      17. Subordination and Intercreditor Agreement. (a) For purposes hereof,
(i) the term "Intercreditor Agreement" means the Intercreditor Agreement dated as of June 4, 1997 among the Company, NationsBank of Tennessee, N.A., First Tennessee Bank National Association and the other parties thereto and
(ii) the terms "Senior Debt" and "Senior Lenders" have the respective meanings given in the Intercreditor Agreement. Anything in this Note to the contrary notwithstanding, the obligation of the Company to pay the principal of and interest on this Note, and to discharge all its other obligations hereunder, shall be subordinate and junior in right of payment, to the extent set forth in the Intercreditor Agreement and the exercise of rights and remedies by the holder hereof are subject to the provisions thereof.

      (b) Subject to the payment in full of all Senior Debt, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Debt, until the principal of, and interest on, this Note shall be paid in full, and, as between the Company, its creditors other than the holders of Senior Debt, and the holder of this Note, no such payment or distribution made to the holders of Senior Debt by virtue of the Intercreditor Agreement which otherwise would have been made to the holder of this Note shall be deemed a payment by the Company on account of the Senior Debt, it being understood that the provisions of this Section 17 and of the Intercreditor Agreement are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Debt, on the other hand. Subject to the rights of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note under the circumstances specified in the Intercreditor Agreement, nothing herein or in the Intercreditor Agreement shall, solely as between the Company and the holder of this Note, either impair the obligation of the Company, which is unconditional and absolute, to pay the holder hereof the principal hereof and interest hereon in accordance with the terms and provisions of this Note or, following any applicable Standstill Period (as defined in the Intercreditor Agreement), prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or upon default hereunder.

          18. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

          19. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of New York.

          20. Headings. The headings of the Sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

          IN WITNESS WHEREOF, NOVA HOLDINGS, INC. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.


                                       NOVA HOLDINGS, INC.


                                       By:
                                           -------------------------------------
                                            Name:
                                           Title: